As filed with the Securities and Exchange Commission on April 8, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Carbylan Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-0915291
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3181 Porter Drive

Palo Alto, CA 94304

(650) 855-6777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David M. Renzi

Carbylan Therapeutics, Inc.

3181 Porter Drive

Palo Alto, CA 94304

(650) 855-6777

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David J. Saul, Esq. Ropes & Gray LLP 1900 University Ave., 6th Floor East Palo Alto, CA 94303 Telephone: (650) 617-4000 Facsimile: (650) 566-4232	Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-201278

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.001 par value per share	1,150,000	$5.00	$5,750,000	$668.15

(1)	Represents only the additional number of shares being registered and includes 150,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-201278).
(2)	Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of 1,150,000 additional shares of common stock, par value $0.001 per share, of Carbylan Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $5,750,000. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-201278), which was declared effective by the Securities and Exchange Commission on April 8, 2015, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 8th day of April, 2015.

CARBYLAN THERAPEUTICS, INC.

By:	/s/ David M. Renzi
Name:	David M. Renzi
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Renzi David M. Renzi	President, Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2015

/s/ T. Michael White T. Michael White	Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2015

* Steven Basta	Director	April 8, 2015

* Albert Cha, M.D., PhD.	Director	April 8, 2015

* David Clapper	Director	April 8, 2015

* Keith Katkin	Director	April 8, 2015

* Guy Nohra	Director	April 8, 2015

* Edward Unkart	Director	April 8, 2015

* Reza Zadno, Ph.D.	Director	April 8, 2015

*By:	/s/ David M. Renzi
David M. Renzi
Attorney-in-Fact

Exhibit Index

Exhibit no.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of PriceWaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, Registration No. 333-201278, and incorporated by reference herein)